Exhibit 10.5

Life360 Compensation Plan

for Board Directors and

Company Leadership

January 2020

Contents

Compensation Philosophy	1
2019 Annual Leadership Retention and Performance Stock Bonus Plan	4
General Bonus Plan Structure	5
Chris Hulls - CEO	6
David Rice - COO	8
Samir Kapoor - CTO	10
Monica Walls - VP People & Talent	11
Ariana Hellebuyck - VP Marketing	13
Steven Yarger - VP Service & Support	15
Jon Troutman - VP of Design	17

Compensation Philosophy

At Life360 our goal is to have a top performer in every role, and we compensate accordingly. We would much rather pay towards the top of the market for an outlier versus below market for someone average.

The following points outline our overall view on how we put this into practice:

•

“A” players will be paid in the top 50th percentile of market, “B” players get a generous severance package. Keeping a high excellence bar is of extreme importance for the company, and in general we prefer to hire and retain people for unique strengths versus broader lack of weaknesses.

•

For all positions, both individual contributor and executive, we benchmark ourselves to late-stage private growth companies. Individual contributor and manager level compensation is benchmarked using the assistance of 3rd party consultant and the OptionDriver dataset. Executive compensation relies on a wider range of data to determine market rates. If we use a retained search firm to make a hire, we use the information gathered in the search our primary guide for compensation. For hires who have been longer-tenured at the company, there is no single benchmark, and we use our network and market surveys to determine an appropriate range.

•

We also use the 2019 Venture Capital Executive Compensation Survey as an extra check and balance to confirm our benchmarks are in-line with the market. While this is not the primary determinant in compensation, if there is a wide disparity between what we pay an executive and the data contained in the survey, we treat it as a signal to dig more.

•

Because we set compensation based on market rates, we do not have a policy of automatic annual raises. If the market is flat, comp could be flat, but it could also increase dramatically in line with the broader changes in industry.

•

We review compensation twice per year and will proactively adjust compensation to encourage a culture where performance is more important than negotiation skills. Market adjustments can happen at both review cycles, while performance based adjustments are done annually. A good measure of our success here is how we handle team members who get higher offers elsewhere—if we are true to this philosophy, we should rarely give large counter offers to encourage someone to stay.

•

We are supportive of employees putting more skin in the game by taking extra equity over cash, and our aim is to offer a higher expected value return for employees who take more risk. We also understand that different individuals have different needs, circumstances and risk profiles, so we present this as completely optional.

•

As our company matures and compensation packages rise we seek to put more of total compensation “at risk” based on individual and company performance. The more senior one is in the company, the higher percent of total compensation is based on company and individual performance.

•

We re-evaluate leadership compensation twice per year, once in February and once in July. July adjustments are generally made to bring team members to current market rates, whereas February adjustments are both performance and market driven.

2019 Annual Leadership Retention and Performance Stock Bonus Plan

This is a program from 2019—there has not been a discussion about its continuance going forward, and is in this 2020 document for reference purposes only.

In addition to the executive-specific compensation schemes listed below, the company also is establishing a pool of shares to be issued to members of the company’s leadership team. The participants of this pool, and the allocation of the shares within, will be determined by the Compensation Committee in direct consultation for the CEO. The goal of the pool is to both reward the leadership for high performance while encouraging long-term retention.

For 2019, the pool will be 1.75%. The maximum allocation to Chris Hulls (in addition to individual grants) will be .5% and the maximum allocation to Alex Haro (in addition to individual grants) will be .25%. The shares will be awarded based on CY19 performance at year end and issued in February 2020 as part of the company’s Annual Meeting. The shares will vest monthly over a 2 year period starting in February 2020, so vesting will end in February 2022. Vesting will accelerate upon acquisition of the company if the leaders job or compensation would materially change, but not in the event of termination in other circumstances.

A new pool will be created on an annual basis, the size of which will be determined by the Board of Directors. If there are not enough shares available in the option pool to fund the plan, the decision whether or not to continue the plan will be up to the shareholders.

For 2019, the amount of the pool to be paid out will be based 50% on share price performance (relative to the NASDAQ index) and 50% based on reaching revenue targets. The philosophy behind the relative vs absolute target is based on wanting to ensure that if the executive team performs but the market slumps, they are still rewarded. Similarly, we do not want to reward executives if the company share price rises due to the macro environment vs company execution.

For 2019, the Annualized Monthly Revenue (AMR) target is $71.5 million, which is based upon our run rate as of December 2019. If the target is achieved, 34% of the pool will become payable. If the target is exceeded by 10%, an additional 33% will become payable. If the target is exceeded by 20%, the final 33% will become payable.

For the share performance payout, 34% of the pool will become payable if the share price matches the performance of the NASDAQ index. An additional 33% will become payable if the share price beats the index by 15%, and the remaining 33% will become payable if the share price beats the index by 30%. Although this will be a 2019 pool, the date at which the share price target will be measured will be the close of one full day of trading post the company’s annual report which will be released in February.

General Bonus Plan Structure

The following pages outline bonus plans for all executive VP and higher. The general format consists of a target bonus payout and a range of bonus payouts (from 0% to 200% of target) depending on performance. The size of these payouts vary by executive based on how far his/her base salary is from market-based total cash comp for their role. For example, if the executive has a salary close to market rate, their plan will be small, whereas if their salary is undermarket, the target bonus will be higher. In general, future raises will be skewed towards bonuses instead of base salary. Over time, the ratio of base salary to bonus will converge for all leaders of similar seniority.

50% of the target payout is determined based on measurable performance on KPI’s. These KPI’s will include both personal and company targets. While KPI’s are quantitative, they will be viewed holistically and subjectively by the CEO with oversight from the Board of Directors. If a goal is missed for a good reason (e.g. lower subscriber count but higher revenue) the executive could receive full credit for that KPI. Similarly, if the goal is hit but for whatever reason does not reflect the long-term intent of the KPI full credit may not be given (e.g. low quality international users as the reason MAU target is achieved).

The other 50% of the target payout is based on a range of qualitative measures which are articulated for each executive. The qualitative measures may include individual behaviors or activities that the CEO wishes to encourage or discourage, directional changes in the company’s culture or practices, or other such activities or results. The qualitative bonus will also be determined based on a holistic and subjective assessment of performance on these measures.

Prior to Life360’s IPO, employees could elect to receive all or part of their bonus in equity. This has now ended and all bonuses will be paid in cash to avoid accounting and regulatory complexity.

Bonus payouts may be suspended or eliminated if the Board of Directors determines that the company’s financial condition would be materially harmed by the bonus payouts. The Remuneration Committee will assess performance under the plan and recommend a plan payout level to the full Board. Individual payout level will vary with individual performance. Bonus payments will be made bi-annually as part of the company’s regularly scheduled performance reviews.

Chris Hulls - CEO

Market Data:

Filters: 1) Title 2) Location 3) Industry - consumer & enterprise 4) Development stage - shipping product 5) Funding rounds - post series c, post series d, 5+ rounds of funding 6) Capital raised - >50 million up to 250 million 7) Revenue - >50 million up to 200 million 8) Headcount - 51 - >200

Count	Percentile*	Base Salary	Target Bonus or Commission	Total Target Pay	% Fully Diluted Shares
	25%	$325,000	$113,438	$420,000	2.90%
17	50%	$350,000	$164,430	$500,000	3.79%
	75%	$375,000	$200,000	$550,500	4.30%

Current Compensation

Base Salary: $360,000

Bonus: $100,000

Target annual payout: $100k

Payout range: $0-200k

Equity Summary

Option Summary
	Number	Number Vested	Grant Date	Strike Price	Exercise Cost
ES-0436	208,987	121,909	10/24/17	$2.15	$449,322
ES -552	10	10	10/30/2018	$9.55	$96
ES-0482	1,269,386	476,019	7/16/2018	$2.53	$3,211,547

Total	1,478,383	597,938	Weighted Average	$2.48	$3,660,964

			Spread (ITM)	$4.25

Issued Shares/RSU Summary
	Number	Number Vested	Grant Date
Issued Shares	2,886,552	2,886,552
ICCA Labs	29,960	29,960

Total	2,916,512	2,916,512

Summary
	Count	Exercised Cash Value	Ownership
Total Options	1,478,383	$6,284,858	2.54%
Total RSUs	2,916,512	$19,620,834	5.01%

Total	4,394,895	$25,905,692	7.55%

Percent Vested	79.97%

Compensation Commentary and Status Relative to Market

Proposed Comp Plan Changes

Quantitative (goals for entire vs half year)

Qualitative

David Rice - COO

Market Data:

Filters: 1) Title 2) Location 3) Industry - consumer & enterprise 4) Development stage - shipping product 5) Funding rounds - post series c, post series d, 5+ rounds of funding 6) Capital raised - >50 million up to 250 million 7) Revenue - >50 million up to 200 million 8) Headcount - 51 - >200

Count	Percentile*	Base Salary	Target Bonus or Commission	Total Target Pay	% Fully Diluted Shares
	25%	$243,750	$0	$262,500	0.92%
8	50%	$275,000	$50,000	$312,500	1.41%
	75%	$306,250	$142,500	$459,375	1.67%

Current Compensation

Base Salary: $350,000

Bonus: $100,00

Target annual payout: $100,000

Payout range: 0-$200,000

Equity Summary

Option Summary
	Number	Number Vested	Grant Date	Strike Price	Exercise Cost
ES-0366	100,000	83,333	9/20/16	$2.15	$215,000
ES-603	10	10	10/30/18	$9.55	$96
ES-0428	125,392	73,145	10/24/17	$2.53	$317,242

Total	225,402	156,488	Weighted Average	$2.36	$532,337

			Spread (ITM)	$4.37

Issued Shares/RSU Summary
	Number	Number Vested	Grant Date
Issued Shares	417,570	417,570

Total	417,570	417,570

Summary
	Count	Exercised Cash Value	Ownership
Total Options	225,402	$984,055	0.39%
Total RSUs	417,570	$2,809,202	0.72%

Total	642,972	$3,793,257	1.10%

Percent Vested	89.28%

Compensation Commentary and Status Relative to Market

David’s comp is above the 50th percentile and appropriate for his level of seniority and contribution at the company. Any raise this cycle will be modest.

Proposed Comp Plan

Salary:

Bonus:

Target annual payout:

Payout range:

Cash proportion:

Quantitative

Qualitative

Samir Kapoor - CTO

Market Data:

Filters: 1) Title 2) Location 3) Industry - consumer & enterprise 4) Development stage - shipping product 5) Funding rounds - post series c, post series d, 5+ rounds of funding 6) Capital raised - >50 million up to 250 million 7) Revenue - >50 million up to 200 million 8) Headcount - 51 - >200

Count	Percentile*	Base Salary	Target Bonus or Commission	Total Target Pay	% Fully Diluted Shares
	25%	$240,000	$12,500	$262,500	0.54%
11	50%	$250,000	$50,000	$300,000	1.25%
	75%	$325,000	$62,500	$392,500	1.70%

Current Compensation

Base Salary: $300,000

Bonus: $50,00

Equity Summary

Option Summary
	Number	Number Vested	Grant Date	Strike Price	Exercise Cost
ES-0752	178,775	0	9/15/19	$7.02	$1,255,001
ES-0761	71,225	0	10/7/19	$7.07	$503,561

Total	250,000	0	Weighted Average	$7.03	$1,758,561

			Spread (ITM)	$0.00

RSU Summary
	Number	Number Vested	Grant Date
ES-0768	40,000	0	10/7/19

Total	40,000	0

Summary
	Count	Exercised Cash Value	Ownership
Total Options	250,000	$0	0.43%
Total RSUs	40,000	$269,100	0.07%

Total	290,000	$269,100	0.50%

Percent Vested	0.00%

Monica Walls - VP People & Talent

Market Data:

Copyright 2019 Advanced-HR, Inc. All rights reserved.

Filters: 1) Title 2) Location 3) Industry - consumer & enterprise 4) Development stage - shipping product 5) Funding rounds - post series c, post series d, 5+ rounds of funding 6) Capital raised - >50 million up to 250 million 7) Revenue - >50 million up to 200 million 8) Headcount - 51 - >200

Count	Percentile*	Base Salary	Target Bonus or Commission	Total Target Pay	% Fully Diluted Shares
	25%	$250,000	$12,375	$251,250	0.12%
6	50%	$250,000	$62,250	$290,000	0.28%
	75%	$253,750	$77,813	$337,188	0.40%

Current Compensation

Base Salary: $210,000

Bonus: $40,000

Payout Range: $0 - $80,000

Equity Summary

Option Summary
	Number	Number Vested	Grant Date	Strike Price	Exercise Cost
ES-0481	45,000	17,812	1/20/2015	$2.53	$113,850
ES-633	10	10	10/30/2018	$9.55	$96

Total	45,010	17,812	Weighted Average	$2.53	$113,946

			Spread (ITM)	$4.20

RSU Summary
	Number	Number Vested	Grant Date
ES-0709	40,000	9,166	7/23/2019

Total	40,000	9,166

Summary
	Count	Exercised Cash Value	Ownership
Total Options	45,010	$188,859	0.08%
Total RSUs	40,000	$269,100	0.07%

Total	85,010	$457,959	0.15%

Percent Vested	31.74%

Compensation Commentary and Status Relative to Market

Chris will have a conversation with Mark Goines about Monica’s comp to keep it arm’s length.

Proposed Comp Plan

Quantitative (goals for entire vs half year)

Qualitative

Ariana Hellebuyck - VP Marketing

Market Data:

Copyright 2019 Advanced-HR, Inc. All rights reserved.

Filters: 1) Title 2) Location 3) Industry - consumer & enterprise 4) Development stage - shipping product 5) Funding rounds - post series c, post series d, 5+ rounds of funding 6) Capital raised - >50 million up to 250 million 7) Revenue - >50 million up to 200 million 8) Headcount - 51 - >200

Count	Percentile*	Base Salary	Target Bonus or Commission	Total Target Pay	% Fully Diluted Shares
	25%	$200,000	$37,202	$217,868	0.07%
22	50%	$231,000	$43,500	$267,500	0.09%
	75%	$248,375	$56,000	$300,000	0.19%

Current Compensation

Base Salary: $240,000

Bonus: $40,000

Equity Summary

Option Summary
	Number	Number Vested	Grant Date	Strike Price	Exercise Cost
ES-0445	212,500	106,250	1/24/18	$2.15	$456,875
ES-541	10	10	10/30/18	$9.55	$96

Total	212,510	106,260	Weighted Average	$2.15	$456,971

			Spread (ITM)	$4.58

RSU Summary
	Number	Number Vested	Grant Date
Total	0	0

Summary
	Count	Exercised Cash Value	Ownership
Total Options	212,510	$972,691	0.37%
Total RSUs	0	$0	0.00%

Total	212,510	$972,691	0.37%

Percent Vested	50.00%

Compensation Commentary and Status Relative to Market

Ariana’s compensation, both cash and equity, feels appropriately benchmarked given her relative seniority and size of the marketing function, which remains small. Should she expand the scope of her role, a raise would likely be warranted, but not at this point in time. She was recently added to the bonus plan and received a raise in 2019 as well.

Quantitative

Qualitative

Steven Yarger - VP Service & Support

Market Data:

Filters: 1) Title 2) Location 3) Industry - consumer & enterprise 4) Development stage - shipping product 5) Funding rounds - post series c, post series d, 5+ rounds of funding 6) Capital raised - >50 million up to 250 million 7) Revenue - >50 million up to 200 million 8) Headcount - 51 - >200

Count	Percentile*	Base Salary	Target Bonus or Commission	Total Target Pay	% Fully Diluted Shares
	25%	$215,000	$27,563	$261,313	0.13%
8	50%	$245,000	$72,500	$337,500	0.33%
	75%	$260,875	$122,500	$370,875	0.46%

Current Compensation

Base Salary: $180,000

Bonus: $30,000

Equity Summary

Option Summary
	Number	Number Vested	Grant Date	Strike Price	Exercise Cost
ES-0668	100,000	0	3/14/19	$6.28	$628,000

Total	100,000	0	Weighted Average	$6.28	$628,000

			Spread (ITM)	$0.45

RSU Summary
	Number	Number Vested	Grant Date
ES-0841	10,000	0	10/7/19

Total	10,000	0

Summary
	Count	Exercised Cash Value	Ownership
Total Options	100,000	$44,750	0.17%
Total RSUs	10,000	$67,275	0.02%

Total	110,000	$112,025	0.19%

Percent Vested	0.00%

Compensation Commentary and Status Relative to Market

Steven has relatively low cash comp but self-selected to receive this package in exchange for higher equity. He is arguably under-market, but he is early in his tenure and his impact has not yet significantly been felt, so changes to compensation will be modest this review cycle.

Quantitative

Qualitative

Jon Troutman - VP of Design

Market Data:

Filters: 1) Title 2) Location 3) Industry - consumer & enterprise 4) Development stage - shipping product 5) Funding rounds - post series c, post series d, 5+ rounds of funding 6) Capital raised - >50 million up to 250 million 7) Revenue - >50 million up to 200 million 8) Headcount - 51 - >200

Count	Percentile*	Base Salary	Target Bonus or Commission	Total Target Pay	% Fully Diluted Shares
	25%	$238,750	$0	$251,250	0.16%
10	50%	$263,112	$0	$283,712	0.20%
	75%	$298,588	$42,500	$317,100	0.37%

Current Compensation

Base Salary: $250,000

Bonus: $200,000 (incentive not performance) to be paid September 2020

Equity Summary

Option Summary
	Number	Number Vested	Grant Date	Strike Price	Exercise Cost
ES-0628 - cancelled 01/06	0	0	10/30/18	$9.55	$0
ES-0696	151,117	50,372	7/25/19	$7.43	$1,122,799

Total	151,117	50,372	Weighted Average	$7.43	$1,122,799

			Spread (ITM)	$0.00

RSU Summary
	Number	Number Vested	Grant Date
Total	0	0

Summary
	Count	Exercised Cash Value	Ownership
Total Options	151,117	$0	0.26%
Total RSUs	0	$0	0.00%

Total	151,117	$0	0.26%

Percent Vested	33.33%

Compensation Commentary and Status Relative to Market

John is significantly above market due to his guaranteed bonus that was part of his signing package. Once this bonus is paid at the end of 2020, his comp will re-leveled for future years.

Quantitative

Qualitative